As filed with the Securities and Exchange Commission on June 8, 2007

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

TARGETED GENETICS CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington 98101
(Address of principal executive offices) (Zip Code)

TARGETED GENETICS CORPORATION
STOCK INCENTIVE PLAN
(Full title of the plan)

H. STEWART PARKER
President and Chief Executive Officer
Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, Washington 98101
(Name and address of agent for service)

(206) 623-7612
(Telephone number, including area code, of agent for service)
______________________
Copies to:

Stephen M. Graham, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700	David J. Poston Chief Financial Officer Targeted Genetics Corporation 1100 Olive Way, Suite 100 Seattle, Washington 98101 (206) 623-7612
______________________

CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Number to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, authorized but unissued under the Stock Incentive Plan	1,250,000	$3.18	$3,975,000	$122.03

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional securities that may be issued under the Stock Incentive Plan as a result of any future stock split, stock dividend, recapitalization or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The price per share is estimated to be $3.18, based on the average of the high and low prices of the registrant’s common stock on June 6, 2007, as reported on the NASDAQ Capital Market.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Targeted Genetics Corporation ("Targeted Genetics") for the purpose of registering an additional 1,250,000 shares of common stock, par value $0.01 per share, issuable by Targeted Genetics pursuant to the Targeted Genetics Corporation Stock Incentive Plan, an amendment and restatement of the Targeted Genetics Corporation 1999 Stock Option Plan (the "1999 Plan"). Pursuant to General Instruction E of Form S-8, we incorporate by reference into this registration statement the contents of our registration statement on Form S-8 relating to the 1999 Plan that we filed with the Securities and Exchange Commission on May 14, 1999, file number 333-78523, and that remains effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 8th day of June 2007.

TARGETED GENETICS CORPORATION
/s/ H. Stewart Parker
By:	H. Stewart Parker
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints H. Stewart Parker and David J. Poston, or either of them, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing, and ratifying and confirming all that they or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on this 8th day of June, 2007.

Signature	Title

/s/ H. Stewart Parker H. Stewart Parker	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ David J. Poston David J. Poston	Vice President, Finance, Chief Financial Officer, and Treasurer (Principal Financial and Principal Accounting Officer)
/s/ Jeremy L. Curnock Cook Jeremy L. Curnock Cook	Chairman of the Board and Director
/s/ Jack L. Bowman Jack L. Bowman	Director
/s/ Joseph M. Davie Joseph M. Davie	Director
/s/ Roger L. Hawley Roger L. Hawley	Director
/s/ Nelson L. Levy Nelson L. Levy, Ph.D., M.D.	Director
/s/ Michael Perry Michael Perry	Director

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered
10.1	Targeted Genetics Corporation Stock Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)